Exhibit 99.01

   Laureate Education, Inc. Reports Increases in Student Enrollment
                   and First Quarter 2007 Revenues

      Total Student Enrollment Increases 16% to 262,900 Students
                               Worldwide

    BALTIMORE--(BUSINESS WIRE)--April 26, 2007--Laureate Education, Inc. (NASDAQ:LAUR), the world's leading international provider of higher education, announced increases in student enrollment and financial results for the quarter ended March 31, 2007.

    -- First quarter 2007 revenues increased 21% to $283.5 million, compared to $235.1 million in the first quarter of 2006.

    -- Loss from continuing operations available to common shareholders in the first quarter of 2007 was $26.4 million or ($0.51) per basic share, compared to a loss of $3.3 million or ($0.06) per basic share in the same period of 2006. Excluding the impact of the accounting for minority share ownership purchase agreements ("minority put agreements") of ($0.29) per share and the additional expense of ($0.18) per share related to the transaction contemplated by the merger agreement, EPS would have been a loss of ($0.04) per share in the first quarter of 2007. (For details see Reg G Reconciliation in the financial tables that follow).

    -- The Company's campus-based institutions reported total enrollment increased 15% to 227,900 students, driven by a 20% increase in new student enrollment.

    -- Laureate Online Education reported total enrollment increased 24% to 35,000 students, driven by a 25% increase in new student enrollment.

    -- On January 28, 2007, Laureate Education entered into a definitive merger agreement to be acquired by an investor consortium for $60.50 per share in cash. During 2007, the Company continues to anticipate that it will incur expenses associated with the transaction contemplated by the merger agreement.

    -- The Company reiterates its full-year 2007 financial outlook - on a full-year basis, the Company believes its 2007 income from continuing operations available to common shareholders will range from $1.63 to $1.73 per diluted share. The Company's earnings guidance includes an EPS impact for the minority share ownership purchase agreements ("minority put agreements") of approximately ($0.51) per share and transaction related expenses of approximately ($0.31) per share, excluding compensation-related expenses payable upon the closing of the transaction.

    -- Laureate Education also announced that on March 8, 2007, Universidad del Valle de Mexico ("UVM") acquired Universidad Valle del Bravo ("UVB"), an accredited university with five campuses and several locations in the state of Tamaulipas, Mexico.

    -- Laureate International Universities and the University of Liverpool today announced the expansion of their unique partnership. This expansion includes the development and launch of new University of Liverpool online programs to address the needs of students worldwide.

    Financial and Other Results

    Total revenues for the first quarter of 2007 were $283.5 million, an increase of 21% compared to total revenues of $235.1 million in the first quarter of 2006. The first quarter is the Company's seasonally weakest quarter as many of our Southern Hemisphere schools are out of session for the majority of the quarter. Total operating loss for the first quarter of 2007 was $9.7 million, versus an operating loss of $0.1 million in the first quarter of 2006. Loss from continuing operations available to common shareholders in the first quarter of 2007 was $26.4 million or ($0.51) per basic share. This includes an EPS impact from minority share ownership purchase agreements ("minority put agreements") of ($0.29) per share and additional expense of ($0.18) per share related to the transaction contemplated by the merger agreement.

    Excluding the impact of the minority share ownership purchase agreements ("minority put agreements") and transaction costs, EPS from continuing operations in the first quarter of 2007 would have been a loss of ($0.04) per basic share. (For details see Reg G Reconciliation in the financial tables that follow).

    Total cash and marketable securities at March 31, 2007 was $114.6 million, while total company debt was $468.7 million.

    Acquisition in Mexico

    Laureate Education also announced that on March 8, 2007,
Universidad del Valle de Mexico acquired Universidad Valle del Bravo, an accredited university with five campuses and several locations in the state of Tamaulipas, Mexico.

    Founded in 1976 as a school of business and psychology, Universidad Valle del Bravo has expanded to offer undergraduate and graduate degree programs in Communications, Engineering, Dentistry, Graphic Design, Law, Medicine, and Nursing. The University serves approximately 4,500 students and is accredited by the Federation of Private Mexican Institutions of High Education (FIMPES), Asociacion Nacional de Universidades e Instituciones de Educacion Superior (ANUIES) and authorized by the Mexican Secretary of Education (SEP).

    Universidad del Valle de Mexico acquired Universidad Valle del Bravo in exchange for approximately $32.5 million in cash and $3.3 million in seller financing. This acquisition is not expected to materially impact the Company's earnings per share outlook.

    Expanding Online International Partnership

    Laureate International Universities and the University of
Liverpool today announced the expansion of their unique partnership. This expansion includes the development and launch of new University of Liverpool online programs to address the needs of students worldwide.

    Laureate Online Education, which includes Walden University and The University of Liverpool partnership, is Laureate's renowned distance education group. Laureate Online Education's Dutch subsidiary has served as the exclusive e-Learning partner of the University of Liverpool since 2000. Through this partnership (www.uol.ohecampus.com), the University of Liverpool and Laureate have developed several successful international online Masters programs in Computer Science, Business and Public Health. Over 1,500 students from more than 140 countries have graduated from these fully online programs.




Revenue Growth - Organic and Acquisition
----------------------------------------------------------------------
For three months ended March 31st

                                                        % Growth
                                    Revenue        Amount   Constant
(In Thousands)                    2007      2006   in USD   Currency
                               --------  -------- --------------------
     Mexico/Central
      America(1)              $ 91,239  $ 79,243        15%        19%
     South America(2)           48,995    43,258        13%        14%
     Europe(3)                  71,802    59,903        20%        13%
     Online                     69,593    52,706        32%        32%
                               --------  --------
Subtotal                       281,629   235,110        20%

Acquisitions(4)                  1,895         -
                               --------  --------

Total                         $283,524  $235,110        21%
                               ========  ========

(1) Mexico/Central America includes Mexico, Costa Rica, Honduras and
 Panama.
(2) South America includes Chile, Ecuador, Peru and Brazil.
(3) Europe includes Cyprus, France, Hospitality, and Spain.
(4) Acquisitions include: CH Holdings Netherlands B.V. (4Q 2006), and Universidad Valle del Bravo Mexico (1Q 2007).




Student Enrollment
----------------------------------------------------------------------
As of April 25, 2007

New Student Enrollment (1)                  2007     2006    % Change
                                           -------- -------- ---------
        Mexico/Central America              14,300   11,800        21%
        South America*                      35,900   30,000        20%
        Europe                               1,100      900        22%
                                           -------- --------
Total Campus Based                          51,300   42,700        20%

Online                                       7,600    6,100        25%
                                           -------- --------

Total New Student Enrollment                58,900   48,800        21%
                                           ======== ========

Total Student Enrollment (2)                  2007     2006
                                           -------- --------
        Mexico/Central America              95,300   82,100        16%
        South America*                     107,100   96,300        11%
        Europe                              21,000   19,300         9%
                                           -------- --------
Total Campus Based                         223,400  197,700        13%

     Total Student Enrollment
     at Acquired Schools(3)                  4,500       --
                                           -------- --------
Subtotal                                   227,900  197,700        15%

Online                                      35,000   28,300        24%
                                           -------- --------

Total Student Enrollment                   262,900  226,000        16%
                                           ======== ========

(1) New Student Enrollment is YTD, reported as of 4/25/2007 and
 4/26/2006, respectively.
(2) Total Student Enrollment is census, reported as of 4/25/2007 and 4/26/2006, respectively.
(3) Acquisitions include: Universidad Valle del Bravo (Mexico).
Student enrollment rounded to the nearest hundred.


    *Excluding AIEP, Laureate's vocational/technical school in Chile, new and total student enrollment growth in the South America region would have been 12% and 9%, respectively. AIEP has recently enjoyed a strong rebound in enrollment growth after experiencing a decline in enrollment last year. Annual tuition at AIEP is significantly lower than Laureate's two other institutions in Chile.

    Full-Year 2007 Financial Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. Given the proposed merger agreement, the Company will no longer issue a quarterly financial outlook. Additionally, there will not be a conference call associated with this earnings release.

    -- On a full year basis, the Company believes its 2007 income from continuing operations available to common shareholders will range from $1.63 to $1.73 per diluted share. Fully-diluted weighted average shares outstanding are expected to be approximately 54.2 million for the year ending December 31, 2007. The Company's earnings guidance includes the EPS impact from minority share ownership purchase agreements ("minority put agreement") of approximately ($0.51) per share and additional transaction related expenses of approximately ($0.31) per share, excluding compensation-related expenses payable upon the closing of the transaction.

    Non-GAAP Financial Measures

    This earnings release contains certain non-GAAP financial measures. Management believes these non-GAAP items provide useful information to management and investors by excluding certain items that may not be indicative of the Company's core operating and financial results. Non-GAAP financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; certain other non-cash charges; the impact from the charges related to minority share ownership purchase agreements ("minority put agreements"); and certain other non-recurring items. Reconciliations of non-GAAP financial measures to corresponding GAAP amounts can be found in the tables below and in the investor relations section of the Company's web site, www.laureate-inc.com.



Reg G Reconciliation - First Quarter 2007 GAAP to Adjusted Results
(in thousands, except per share)
                                           Three Months       EPS
                                           Ended 3/31/07    Impact
                                           ------------- -------------
Loss from continuing operations available
 to Common shareholders                    $    (26,377) $      (0.51)
Adjustment:
  Effect of minority put agreements              14,761          0.29
   Transaction costs                              9,303          0.18
                                            ------------  ------------

Adjusted Results                           $     (2,313) $      (0.04)

Weighted Average Shares Outstanding -
 Basic                                           51,614


    About Laureate Education, Inc.

    Laureate Education, Inc. (NASDAQ: LAUR) is focused on providing a superior university experience to 262,900 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

    Forward-Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Laureate's ability to control or predict. Laureate undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    Certain additional factors could affect the outcome of the matters described in this press release, including particularly the transaction contemplated by the merger agreement. These factors include, but are not limited to:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    -- The proposed merger could disrupt current plans and operations, cause difficulties in employee retention and require the Company to expend significant costs, fees, expenses and charges.

    -- The Company may be unable to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger.

    Additional information regarding various risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on "Investor Relations", "SEC Filings").

    Important Additional Information Filed With the SEC

    In connection with the proposed merger agreement by and among Laureate, Wengen Alberta, Limited Partnership and L Curve Sub Inc., which is attached as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007, Laureate filed an amended preliminary proxy statement with the Securities and Exchange Commission in April 2007. Investors and security holders are advised to read the proxy statement, because it contains important information about the merger between Laureate and L Curve Sub Inc. and the parties thereto. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Laureate at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Laureate by directing such request to Laureate Education, Inc., Office of Investor Relations, 1001 Fleet Street, Baltimore, Maryland 21202, telephone (410) 843-6394.

    Laureate and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Laureate's participants in the solicitation, which may be different than those of Laureate stockholders generally, is set forth in Laureate's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.



Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                  Three Months Ended March 31,
                           -------------------------------------------
                             2007       2006     $ Variance % Variance
                           -------------------------------------------
Revenues                             (restated)
    Mexico & Central
     America (a)           $ 92,222    $ 79,243   $ 12,979         16%
    South America (b)        48,995      43,258      5,737         13%
                           --------- ----------- ---------- ----------
  Campus Based - Latin
   America                  141,217     122,501     18,716         15%

    Mediterranean Region
     (c)                     42,574      33,202      9,372         28%
    Hospitality              17,286      14,895      2,391         16%
    France                   12,854      11,806      1,048          9%
                           --------- ----------- ---------- ----------
    Campus Based - Europe    72,714      59,903     12,811         21%

                           --------- ----------- ---------- ----------
    Campus Based Total      213,931     182,404     31,527         17%
                           --------- ----------- ---------- ----------

    Laureate Online
     Education               69,593      52,706     16,887         32%

                           --------- ----------- ---------- ----------
Total revenues              283,524     235,110     48,414         21%
                           --------- ----------- ---------- ----------

  Operating expenses        272,931     225,360     47,571         21%
  General and
   administrative expenses   11,036       9,851      1,185         12%
  Transaction Costs           9,303           -      9,303        N/A

                           --------- ----------- ---------- ----------
Total operating expenses    293,270     235,211     58,059         25%
                           --------- ----------- ---------- ----------

Operating loss               (9,746)       (101)    (9,645)  LT -200%

Non-operating items
  Interest and other
   income                     6,095       3,722      2,373         64%
  Interest expense           (7,598)     (4,121)    (3,477)       -84%
  Foreign exchange loss        (332)       (111)      (221)      -199%
                           --------- ----------- ---------- ----------
Total non-operating items    (1,835)       (510)    (1,325)  LT -200%
                           --------- ----------- ---------- ----------

Loss from continuing
 operations before
 minority interest, equity
 in net income (loss) of
 affiliates, and income
 taxes                      (11,581)       (611)   (10,970)  LT -200%
Minority interest in
 income of consolidated
 subsidiaries, net of
 income tax                  (1,492)     (2,318)       826         36%
Equity in net (loss)
 income of affiliates, net
 of income tax                 (189)       (109)       (80)       -73%
Income tax benefit
 (expense)                    1,646        (232)     1,878        N/A
                           --------- ----------- ---------- ----------
Loss from continuing
 operations                 (11,616)     (3,270)    (8,346)  LT -200%

Loss from discontinued
 operations, net of income
 tax (d)                         (9)       (169)       160         95%
Gain on disposal of
 discontinued operations,
 net of income tax              440         261        179         69%
                           --------- ----------- ---------- ----------
Net loss                   $(11,185)   $ (3,178)  $ (8,007)  LT -200%
                           ========= =========== ========== ==========

Earnings available to
 common shareholders:

Loss from continuing
 operations                $(11,616)   $ (3,270)  $ (8,346)  LT -200%
Effect of minority put
 arrangements               (14,761)          -    (14,761)       N/A
                           --------- ----------- ---------- ----------
Loss from continuing
 operations available to
 common shareholders       $(26,377)   $ (3,270)  $(23,107)  LT -200%
                           ========= =========== ========== ==========

Net loss                   $(11,185)   $ (3,178)  $ (8,007)  LT -200%
Effect of minority put
 arrangements               (14,761)          -    (14,761)       N/A
                           --------- ----------- ---------- ----------
Net loss available to
 common shareholders       $(25,946)   $ (3,178)  $(22,768)  LT -200%
                           ========= =========== ========== ==========

  Weighted average shares
   (basic) (e)               51,614      50,436
  EPS-Net loss available
   to common shareholders
   (basic)                 $  (0.50)   $  (0.06)
  EPS- Loss from
   continuing operations
   available to common
   shareholders (basic)    $  (0.51)   $  (0.06)

  Segment operating profit
   (loss):
    Campus Based - Latin
     America               $ (5,576)   $ (2,435)  $ (3,141)      -129%
    Campus Based - Europe    14,883      12,532      2,351         19%
    Campus Based -
     Overhead                (6,463)     (4,667)    (1,796)       -38%
                           --------- ----------- ---------- ----------
  Campus Based - Total     $  2,844    $  5,430   $ (2,586)       -48%
                           --------- ----------- ---------- ----------

  Laureate Online          $  7,749    $  4,320   $  3,429         79%
                           --------- ----------- ---------- ----------




a) Mexico & Central America includes Mexico, Costa Rica, Panama and
 Honduras.
b) South America includes Chile, Brazil, Ecuador and Peru.
c) The Mediterranean Region includes Spain and Cyprus.
d) The 2007 and 2006 operating results present the WSI and IFG Laugues business units as discontinued operations.
e) Due to the loss from continuing operations, the effect of equity instruments is antidilutive
LT = Less Than

    CONTACT: Laureate Education, Inc.
             Rosemarie Mecca
             Chief Financial Officer
             410-843-8070
             or
             Chris Symanoskie
             Director, Investor Relations
             410-843-6394